UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2023

CB FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 001-36706

Pennsylvania	51-0534721
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Market Street,	Carmichaels,	PA	15320
(Address of principal executive offices)			(Zip code)

(724)	966-5041
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.4167 per share	CBFV	The Nasdaq Stock Market, LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange
Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective February 16, 2023, William G. Petroplus retired as a director of CB Financial Services, Inc. (the “Company”) and its bank subsidiary, Community Bank. Concurrent with his retirement, both the Company and Community Bank reduced the size of its Board of Directors to eliminate the vacancy.
On February 16, 2023, Ralph Burchianti notified the Company and Community Bank of his intention to retire as Senior Executive Vice President and Chief Lending Officer of Community Bank, effective April 30, 2024. Mr. Burchianti is a director of the Company and Community Bank and his current term expires in 2024. He intends to continue to serve as a director of the Company and Community Bank following his retirement.
On February 16, 2023, Mr. Burchianti and Community Bank entered into an Executive Consultant Agreement that supersedes and replaces his existing employment agreement with Community Bank. Pursuant to the Executive Consultant Agreement, he will continue to serve as Senior Executive Vice President and Chief Credit Officer until his retirement date of April 30, 2024. During such period, he would continue to be paid his annual rate of base salary in effect and will be eligible to receive a bonus pursuant any Company or Community Bank plan in which he is eligible to participate. Thereafter, he would serve as an executive consultant to Community Bank until April 30, 2025, during which time he would assist with transitioning his duties and responsibilities to his successor, serve as an ambassador to Community Bank, maintain customers and business relationships and assist in developing new business relationships. While serving as an executive consultant, he would be paid $5,000 per month and would be eligible to receive a bonus, if any, at the discretion of the Compensation Committee. If Mr. Burchianti’s employment is involuntarily terminated by Community Bank without cause before April 30, 2025, he would be entitled to the base pay he would have earned had he continued to remain employed until April 30, 2025, provided that he signs a release of all claims (other than claims for vested benefits under the benefit plans of Community Bank as of his date of termination) against Community Bank, the Company and their affiliates.
Item 9.01. Financial Statements and Exhibits.

a.Not applicable.

b.Not applicable.

c.Not applicable.

d.Exhibits

10.1    Executive Consultant Agreement by and between Community Bank and Ralph Burchianti dated February 16, 2023
101    Cover Page Interactive Data File (embedded in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB FINANCIAL SERVICES, INC.

Date: February 16, 2023	By:	/s/ John H. Montgomery
John H. Montgomery
President and Chief Executive Officer

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